Exhibit 10.1

ONCONOVA THERAPEUTICS, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made as of June 10, 2022 (the “Amendment Effective Date”), by and between Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), and Mark Guerin (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

A.	The Company and Employee previously entered into an Employment Agreement dated July 1, 2015 (the “Agreement”).

B.	Employee was previously promoted to Chief Financial Officer effective September 1, 2016.

C.	Employee has been promoted to Chief Operating Officer effective as of June 10, 2022 and the parties hereto wish to amend the Agreement to revise certain provisions in connection with Employee’s promotion as set forth herein.

AMENDMENT

The parties hereto hereby amend the Agreement as follows, effective as of the Amendment Effective Date.

1.	Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Duties. Subject to all the terms and conditions hereof, the Company shall employ Employee, and Employee shall serve the Company as Chief Operating Officer and Chief Financial Officer. Employee shall report directly to the Chief Executive Officer of the Company. As Employee’s position is a full-time position, Employee agrees to devote his full-time effort, attention, and energies, from our Newtown, Pennsylvania office or from offsite, to this position and to the promotion of the business and interests of the Company. Employee will not render any professional services or engage in any activity which might be competitive with, adverse to the best interest of, or create the appearance of a conflict of interest with the Company. Employee agrees to abide by the policies, rules and regulations of the Company as they may be amended from time to time. Employee may not engage in outside employment or consulting without first obtaining prior express permission of the Company.”

2.	Section 3(a) is hereby deleted in its entirety and replaced with the following:

“Salary.  For all services rendered by Employee under this Agreement, the Company agrees to pay Employee at an initial annualized rate of four hundred seventy five thousand ($475,000) (the “Base Salary”), in bi-weekly installments in accordance with the Company’s normal payroll cycle, less customary and legally required withholdings.”

3.	Section 4(d). Section 4 of the Agreement is hereby amended by adding the following sentence immediately following Section 4(d)(5):

“The payments and benefits set forth in Section 4(d)(3), (4) and (5) shall only be paid if Employee signs and does not revoke a release and waiver of claims in a form approved by the Company and such release becomes effective and irrevocable within 60 days of Employee’s cessation of employment and Employee’s continued compliance with the restrictive covenants in Sections 5, 6 and 7 in this Agreement.”

4.	Section 19. A new Section 19 is added to the Agreement, as follows:

“Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Employee from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Employee shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney, and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.”

5.	This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of, the Agreement.

6.	Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ONCONOVA THERAPEUTICS, INC.

By:	/s/ Steven Fruchtman
Name: Steven Fruchtman, M.D.
Title: President and Chief Executive Officer

EMPLOYEE

/s/ Mark Guerin
Mark Guerin